Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, to be filed on or around August 22, 2000, of our report dated March 24, 2000, on the consolidated financial statements of WorldCom, Inc., included in WorldCom Inc.'s Form 10-K for the fiscal year ended December 31, 1999 and to all references to our Firm in this Registration Statement.


 /s/ Arthur Andersen LLP
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Jackson, Mississippi
August 22, 2000.